UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 1, 2008, the Executive Committee of the Board of Directors of Kansas City Southern (the "Company") approved and adopted an amendment to the 1991 Amended and Restated Stock Option and Performance Award Plan of the Company (the "1991 Plan") which extended the term of the 1991 Plan by three months. The amended 1991 Plan is to terminate on October 14, 2008, unless it is terminated sooner by the Board of Directors. The 1991 Plan provides for the granting of options to purchase up to 16.0 million shares of the Company's common stock by officers and other designated employees. The description of the amendment to the 1991 Plan set forth above is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

On July 1, 2008 the Executive Committee of the Board of Directors approved and adopted, subject to stockholder approval at a special meeting of the stockholders to take place on October 7, 2008 and subject to any revisions deemed necessary or reasonable by the officers of the Company to address and satisfy concerns of institutional stockholders or advisory services who may be consulted by the Company, a new 2008 Stock Option and Performance Award Plan (the "2008 Plan") to become effective on or about October 7, 2008. The 2008 Plan is intended to replace the 1991 Plan.

The 2008 Plan is to be administered by a committee of the Board of Directors of the Company consisting of two or more outside directors (the "Committee"). The Committee is authorized to grant awards to employees and consultants of the Company and its affiliates. Awards may also be granted to non-employee directors by action of the full Board of Directors. The terms of the awards will be specified in award agreements and will be consistent with the provisions of the 2008 Plan. The 2008 Plan authorizes grants of non-qualified stock options, incentive stock options, restricted shares, bonus shares, stock appreciation rights, limited stock appreciation rights, performance units, performance shares, deferred stock and other stock-based awards. Subject to certain adjustments authorized to prevent dilution or enlargement of benefits, an aggregate of 5,000,000 shares of the Company's common stock may be issued under the 2008 Plan. The summary of the 2008 Plan set forth above is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Reference is made to the Company's press release dated July 8, 2008, filed hereto as Exhibit 99.1.

Item 8.01 Other Events.

KCS is furnishing under Item 8.01 of this Current Report on Form 8-K the information included as Exhibit 99.2 to this report. Exhibit 99.2 is the KCS press release dated April 7, 2008, announcing the date, time and other relevant information regarding the Company's presentation and conference call of its financial results for the quarter ended June 30, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)

First Amendment to the 1991 Amended and Restated Stock Option and Performance Award Plan is attached hereto as Exhibit 10.1.

2008 Kansas City Southern Stock Option and Performance Award Plan is attached hereto as Exhibit 10.2.

Press Release issued by Kansas City Southern, dated July 8, 2008, entitled "Kansas City Southern Announces Preferred Stock Dividend, Adoption of an Amendment to the 1991 Amended and Restated Stock Option and Performance Award Plan, and the Adoption of a new 2008 Stock Option and Performance Award Plan" is attached hereto as Exhibit 99.1.

Press Release issued by Kansas City Southern, dated July 7, 2008, entitled "KCS Announces Second Quarter 2008 Earnings Release and Conference Call" is attached hereto as Exhibit 99.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

April 8, 2008	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to the 1991 Amended and Restated Stock Option and Performance Award Plan.
10.2	2008 Kansas City Southern Stock Option and Performance Award Plan.
99.1	Press Release issued by Kansas City Southern, dated July 8, 2008, entitled "Kansas City Southern Announces Preferred Stock Dividend, Adoption of an Amendment to the 1991 Amended and Restated Stock Option and Performance Award Plan, and the Adoption of a new 2008 Stock Option and Performance Award Plan".
99.2	Press Release issued by Kansas City Southern, dated July 7, 2008, entitled "KCS Announces Second Quarter 2008 Earnings Release and Conference Call".